ChromaDex® Adds to Its Exclusive Worldwide Patent Rights for
Nicotinamide Riboside (NR) with Washington University Agreement

- NR is a Newly Discovered Vitamin and is a Natural Metabolite of Niacin (Vitamin B3) -

- Found in Milk, NR is Linked to Numerous Health Benefits -

IRVINE, Calif. – March 8, 2013 – ChromaDex Corporation® (OTCQB: CDXC), an innovative natural products company that provides proprietary, science-based solutions and ingredients to the dietary supplement, food & beverage, animal health, cosmetic and pharmaceutical industries, and marketer of its branded, patented pterostilbene, pTeroPure®, announced today it has licensed from Washington University exclusive worldwide patent rights related to the recently discovered vitamin, Nicotinamide Riboside (NR). The patent rights cover the use of NR for the prevention or treatment of neuropathies caused by axon degeneration.

Axon degeneration is a common feature of many neurological ailments including mechanical, chemical or thermal injury, herpes, diabetes, ischemia or stoke, amyotrophic lateral sclerosis (ALS), glaucoma, rheumatoid arthritis, lupus, AIDS and neurodegenerative diseases such as Alzheimer's Disease and Parkinson's Disease1. Axon degeneration can also be caused by chemotherapy induced neuropathy or “CIN”. Symptoms of neuropathy include weakness, numbness, burning and tingling, as well as pain in arms, legs and/or feet which can be debilitating. Neuropathies affect more than 20 million of people in the U.S.

The license was developed from research by Jeffrey Milbrandt, M.D., Ph.D., a James S. McDonnell Professor and head of the Department of Genetics at Washington University School of Medicine in St. Louis. His studies have focused on nicotinamide adenine dinucleotide (NAD), of which NR is an important precursor.

Milbrandt commented, “NAD biology has gained added importance in recent years due to its central role in controlling the activity of sirtuins, enzymes that are linked to regulation of metabolism as well as longevity. Interest is increasing in the roles of NAD biosynthetic enzymes and their substrates, such as NR, in the pathophysiology and treatment of neuropathies and neurodegenerative diseases, diabetes, cancer and inflammation.”

This is the third acquisition made by ChromaDex of worldwide patent rights associated with NR. In July 2012, the Company licensed from Dartmouth College exclusive rights to several patents related to NR that include rights for human uses of NR as well as methods to produce NR via fermentation of engineered yeast strains. In July 2011, ChromaDex licensed a patent from Cornell University for a method for synthesizing NR in a cost effective, commercially-viable manufacturing process for large scale production.

Frank Jaksch, CEO and founder of ChromaDex stated, “The acquisition of the Washington University NR patent rights is an important addition to our growing patent portfolio pertaining to NR. We believe our ownership of these patent rights creates a significant and meaningful barrier to entry for would-be competitors in the NR market.”

Mr. Jaksch continued, “With the recent favorable published research on the significant health benefits of NR and the anticipated, forthcoming published research studies from several prestigious universities and research institutes, we believe NR is poised to become one of our most successful and valuable patented and proprietary ingredients to date.”

About Nicotinamide Riboside (NR):

Sometimes referred to as the “Miracle Molecule” or “Hidden Vitamin,” NR is found naturally in trace amounts in milk and other foods and is a more potent version of Niacin (vitamin B3). The beneficial effects of NR in humans include increased fatty acid oxidation, mitochondrial activity, resistance to negative consequences of high-fat diets, protection against oxidative stress, prevention of peripheral neuropathy and blocking muscle degeneration.

Researchers have shown that NR enhances levels of nicotinamide adenine dinucleotide (NAD) in the mitochondria of animals. NAD is arguably the most important cellular co-factor for fuel utilization and allows sugars, fats and proteins to be converted into energy. Mitochondria are thought to play a part in the aging process. It is hoped that by stimulating mitochondrial function with the NR molecule, scientists may see increased longevity as well as other health improvements. Groups worldwide continue seminal discoveries in providing evidence for unique properties of NR in neuroprotection, sirtuin activation, protection against weight gain on high fat diet and improvement of blood glucose and insulin sensitivity.

Findings from a recent study by Weill Cornell Medical College and the Ecole Polytechnique Federale de Lausanne, Switzerland researchers showed mice on a high-fat diet that were fed NR gained 60 percent less weight than mice eating the same high-fat diet without NR. Moreover, unlike the mice that were not fed NR, none of the NR-treated mice had indications that they were developing diabetes and they had improved energy and lower cholesterol levels, all without side effects. The Swiss researchers were quoted as saying the effects of NR on metabolism “are nothing short of astonishing.”

About ChromaDex®:

ChromaDex, Inc. is an innovative natural products company that provides proprietary, science-based solutions and ingredients to the dietary supplement, food & beverage, animal health, cosmetic and pharmaceutical industries. ChromaDex's pipeline of proprietary products includes patented pTeroPure® pterostilbene, which was named the 2010 North American Most Promising Ingredient of the Year by the independent research company, Frost & Sullivan. The company has also launched ProC3G™, a natural black rice extract containing 35% cyanidin-3-glucoside; NutraGAC™, a Gac fruit powder; pteroberry™, a natural pterostilbene and organic berry blend; and is in the process of developing Nicotinamide Riboside (NR), a novel next-generation B-vitamin. All products are backed with extensive scientific research and intellectual property. For more information about our products, visit www.chromadex.com or call 949-600-9694.

About Washington University:

Washington University, established by special act of the Missouri General Assembly on February 22, 1853, is a private, research university located in St. Louis University. The University’s mission is to discover and disseminate knowledge, and protect the freedom of inquiry through research, teaching, and learning.

Forward-Looking Statements:
Any statements that are not historical facts contained in this release are forward-looking statements. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements involve risks and uncertainties, including but not limited to those relating to product and customer demand, market acceptance of our products, the effect of economic conditions both nationally and internationally, ability to protect our intellectual property rights, impact of any litigation or infringement actions brought against us, competition from other providers and products, risks in product development, our ability to raise capital to fund continuing operations, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made except as required by law.

ChromaDex Investor Contact:

The Del Mar Consulting Group, Inc.
Robert B. Prag, President
858-794-9500
bprag@delmarconsulting.com

or

Alex Partners, LLC
Scott Wilfong, President
425-242-0891
Scott@alexpartnersllc.com

ChromaDex Media Contact:

Chandler Chicco Agency
Keshia Cain, Media Specialist
310-309-1017
kcain@ccapr.com

ChromaDex Contact:

Laura Carney, Executive Assistant
949-419-0288
laurac@chromadex.com

Statements in this release have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.

1Coleman, M. P., et al., Trends Neurosci. 25:532-537 (2002); Luo, L., et al., Ann. Rev. Neurosci. 28: 127-156 (2005); Saxena, S., et al., Prog. Neurobiol. 83: 174-191 (2007).

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